UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  October 6, 2003


                             INFOWAVE SOFTWARE, INC.
          -------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                            BRITISH COLUMBIA, CANADA
          -------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



       000-29944                                           98-0183915
----------------------------                   ---------------------------------
  (Commission File Number)                     (IRS Employer Identification No.)


  Suite 200 - 4664 Lougheed Highway
     Burnaby, British Columbia,
               Canada                                       V5C 5T5
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code  (604) 473-3600


                                      N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

Infowave has been made aware that Visto Corporation ("Visto"), a private company based in California, issued a press release on September 23, 2003 stating that it had filed a complaint alleging patent infringement against Infowave in the U.S. District Court for the Eastern District of Texas.

Infowave has now received the court documents filed by Visto which allege, among other matters, that Infowave is violating a patent which relates to the system and method for synchronizing email between a client and a central site. Visto has requested preliminary and permanent injunctions to prohibit Infowave from using, selling, marketing or distributing services that infringe upon Visto's patent. Visto is also seeking monetary damages.

Infowave and its counsel are reviewing and considering the matter as well as Infowave's response. It is not possible for Infowave to comment further on the matter at this time.

Item 9. Regulation FD Disclosure

Infowave Made Aware of Possible Suit by Visto Corporation

Vancouver, British Columbia - Sept 24, 2003 - Infowave Software (TSX: IW), a provider of wireless software for mobile operators, corporations and individuals has been made aware that Visto Corporation, a private company based in California, issued a press release on September 23, 2003 stating that it had filed complaints alleging patent infringement against Infowave and against Seven Networks, Inc. in the U.S. District Court for the Eastern District of Texas.

Infowave has not received the complaint. According to Visto's press release, it claims that Infowave is violating a patent which "relates to the system and method for synchronizing email.

Infowave has been an early developer of wireless data and email solutions since 1996. Infowave provides wireless data including e-mail through its wide product offering which has been implemented with various proprietary and open industry standard technologies and architectures.

Assuming receipt of the complaint, Infowave and its counsel will review and consider the matter as well as Infowave's response. It is not possible for Infowave to comment on the complaint at this time.

About Infowave Software

Infowave (TSX: IW) builds innovative wireless business solutions for mobile operators, corporations and individuals that connect people to the critical information they need to be more productive and competitive. The Infowave Symmetry suite of wireless e-mail solutions enable mobile users to instantly access to their corporate and personal e-mail on a variety of Pocket PC, Smartphone or Palm integrated devices. For mobile operators, Infowave offers the Symmetry Mobile Application Gateway - a wireless services platform that provides mobile operators with the opportunity to capitalize on offering wireless data access to their subscribers. The Infowave Wireless Business Engine provides companies with a single wireless software platform for fast, secure and reliable wireless access to e-mail, the Internet, corporate intranets and client-server applications.

For more information, please visit www.infowave.com.

Forward-Looking Statement

This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward looking statements. Forward-looking statements in this release include a number of risks, uncertainties and other factors, such as the need to develop, integrate and deploy applications to meet our customer's requirements, the possibility of development or deployment difficulties or delays, the dependence on our customer's satisfaction with Infowave's software, its continued commitment to the deployment of the solution, the risks involved in developing software solutions and integrating them with third-party software and services and the other risks and uncertainties described in our Form 10-K filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
George Reznik
Chief Financial Officer
604.473.3604
greznik@infowave.com

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INFOWAVE SOFTWARE, INC.



Date: October 9, 2003                  By:  /s/ George Reznik
                                        -------------------------------------
                                        George Reznik, Chief Financial
                                        Officer and Member of the Office of
                                        the President